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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K
                                 CURRENT REPORT


     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934



       Date of Report (Date of earliest event reported): February 14, 2000




                                 ii GROUP, INC.
             (Exact name of registrant as specified in its charter)


     Delaware                         0-14026                    59-219720
-------------------                   -------                    ---------
  State or other                    (Commission                (IRS Employer
  jurisdiction of                  File Number)             Identification No.)
  incorporation)



     7000 W. Palmetto Park Road, Suite 501
             Boca Raton, Florida                                33433
             -------------------                                -----
  (Address of principal executive offices)                   (Zip Code)



        Registrant's telephone number, including area code (561) 620-9202
                                                           --------------


                  ---------------------------------------------
                   (Former name or former address, if changed
                              since last report.)


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Item 2. Acquisition or Disposition of Assets.
        ------------------------------------

         On February 14, 2000, iiGroup, Inc., an Internet holding company formed to acquire Internet content and information providers, today announced that it has acquired Travlang.com (www.Travlang.com). Travlang is the premier Internet foreign travel language web site. The terms of the purchase were 250,000 shares of iiGroup common stock and $210,000 payable as follows: (i) $50,000 in cash on January 14, 2000, (ii) $100,000 cash on or before February 15, 2000, and (iii) assumption of $60,000 of liabilities by iiGroup.

         iiGroup also assumed a consulting agreement with Michael Martin providing for annual compensation of $24,000 and 100,000 options to purchase iiGroup common stock at $3.00 per share.

         Travlang.com is a site that has existed for nearly five years and is recognized as the leader in providing free access to over 70 foreign language translation dictionaries to over half a million unique visitors a month. The site provides a variety of useful tools and links to some of the best places on the Internet. This has allowed the site to sell tens of thousands of banner advertising.

         Travlang.com's success at increasing traffic is an indicator to iiGroup that the content of the site has revenue-bearing value to other sites. The increasing use of the Internet for travel bookings and research has lead to tremendous growth of both foreign and domestic traffic on Travlang.com. This trend gives iiGroup the opportunity to establish relationships with other companies that will provide services and products to Travlang traffic, while increasing revenues and value for iiGroup.

         Travlang.com features the following:

         --Round-the-clock access to the most complete coverage of foreign language on the Internet, which includes over 70 foreign languages in dictionary form.

         --A direct link to over 7,000 different web sites on the Internet relating to both foreign travel and language.

         --A Travel Concierge which enables site visitors to explore the travel library, create travel plans, and consult with a travel agent for personalized travel planning.

         --A Currency Exchange which gives the site visitor the latest exchange rates for foreign currencies. X A World Wide Hotel which allows the user to find hotels and book reservations at over 30,000 hotels in 5,000 cities in 140 countries.

Item 5. Other Events
        ------------

         Effective January 31, 2000, Neil Swartz was elected President and a director of iiGroup. Mr. Swartz is currently a principal of MCG Partners with C. Lawrence Rutstein, a director of iiGroup. MCG Partners is a merchant banking firm. Bruce Hausman, formerly president, remains a director, secretary and treasurer.



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Item 7.           Financial Statements and Exhibits.
                  ---------------------------------

(a)      Financial Statements of Businesses Acquired.

         The audited financial statements required pursuant to Rule 3.05(b) of Regulation S-X of the Securities Exchange Act of 1934, will be filed by amendment to this Form 8-K, as soon as such information is available.

(b)      Pro Forma Financial Information.

         Pro forma financial information, pursuant to Rule 11-01 of Regulation S-X of the Securities Exchange Act of 1934, will be filed by amendment to this Form 8-K, as soon as such information is available.

         (c)      Exhibits.

10.69 Asset Purchase Agreement among Gourmetmarket.com, Inc. and iiGroup, Inc.



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                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                            iiGROUP.COM, INC.



Date:  February 28, 2000                    By:   /s/ Neil Swartz
                                               ---------------------
                                               Neil Swartz, President








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                                  EXHIBIT INDEX



EXHIBIT           DESCRIPTION

10.69 Asset Purchase Agreement among Gourmetmarket.com, Inc. and iiGroup, Inc.